UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 11, 2014

ENTROPIC COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33844	33-0947630
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6350 Sequence Drive
San Diego, CA 92121
(Address of Principal Executive Offices and Zip Code)
(858) 768-3600
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On September 12, 2014, Michael Farese, Ph.D. announced that he will resign as Chief Technology Officer of Entropic Communications, Inc. (the “Company”), effective December 31, 2014.  During the fourth quarter of 2014, Dr. Farese will reduce his time commitment to the Company to 80% of a full-time schedule, and during such period Dr. Farese’s base salary will be paid at an annualized rate of $188,800.  After his resignation becomes effective, from January 1, 2015 through June 30, 2015, Dr. Farese will provide consulting services to the Company on a limited, part-time basis.

(e) On September 11, 2014, the Compensation Committee of the Board of Directors of the Company approved certain matters related to the compensation of David Lyle, the Company’s Chief Financial Officer, to (i) increase Mr. Lyle’s annual base salary from $322,400 to $375,000, retroactively effective on September 1, 2014, (ii) approve a $300,000 cash bonus to Mr. Lyle, payable on September 15, 2015, which such cash bonus shall be paid in lieu of any performance-based cash bonus otherwise payable to Mr. Lyle under the Company’s 2015 management bonus plan, and which such cash bonus is dependent on Mr. Lyle’s continued employment with the Company through September 15, 2015, unless his employment is involuntarily terminated without cause or he voluntarily terminates his employment for good reason, in which case the cash bonus will still be paid, and (iii) grant Mr. Lyle a restricted stock unit award covering 100,000 shares of the Company’s common stock, which will vest over a four-year period, 25% annually on the first quarterly vesting period following the 1st, 2nd, 3rd and 4th anniversary of the vesting commencement date, subject to acceleration of vesting in certain situations such as in connection with termination of employment following a change of control.

Item 8.01.	Other Events.
On September 16, 2014, the Company announced that its Board of Directors has authorized the evaluation of various strategic alternatives to enhance shareholder value and that the Company has engaged an investment bank to act as its financial advisor in connection with such efforts. The Company also announced revised financial guidance for the quarter ending September 30, 2014.

Forward-Looking Statements
Statements in this Current Report that are not strictly historical in nature constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include information regarding the Company’s evaluation of various strategic alternatives and the Company’s financial guidance for the quarter ending September 30, 2014. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties associated with estimating expenses and net loss prior to closing the Company’s books and verifying such information; the Company’s dependence on a limited number of customers and service providers for a substantial portion of its revenues; risks that the market for high-definition and standard-definition video and other multi-media content delivery and networking solutions in the United States, China and elsewhere will not develop as the Company expects; risks associated with competing against larger and more established companies and the Company’s ability to compete successfully in the market for set-top box SoCs and MoCA-compliant chipsets; risks associated with timely development and introduction of new or enhanced products; risks that the Company’s collaborations and partnerships will not yield their anticipated benefits; risks associated with adverse U.S. and international economic conditions; risks associated with attracting and retaining qualified engineers and other key employees; risks associated with being able to identify and close any strategic transaction; and other factors discussed in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014. All forward-looking statements are qualified in their entirety by this cautionary statement. The Company is providing this information as of the date of this Current Report and does not undertake any obligation to update any forward-looking statements contained in this Current Report as a result of new information, future events or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

ENTROPIC COMMUNICATIONS, INC.

Dated: September 16, 2014	By:	/s/ Lance Bridges
Lance Bridges
Senior Vice President and General Counsel